Exhibit 10.6
10/02/2015

Your Offer
___________________________
Jackie Reses

Square Capital Lead

Dear Jackie

Square, Inc., a Delaware corporation (the "Company"), is pleased to offer you employment with the
Company on the terms described below.

1.     Position. You will start in a full-time position as Square Capital Lead and you will initially report to Jack Dorsey. Your position is classified as exempt. By signing this letter, you confirm with the Company that you are under no contractual or other legal obligations that would prohibit you from performing your duties with the Company.

2.     Compensation.

(a)     Base Salary. You will be paid a starting salary at the rate of $250,000 per year, payable on the Company's regular payroll dates. Your base salary will be subject to review and adjustments will be made based upon the
Company's normal performance review practices.

(b)     Benefits. You will be eligible to participate in all of the Company benefit plans as available, including group health insurance and paid time off, based on policies in effect during your employment. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

3.     Equity Awards. Following your start date, we will recommend to the Board of
Directors of the Company or any authorized committee thereof (the "Board") that you be granted an option to purchase up to 1,500,000 shares of the Company's common stock. The option will be subject to the terms and conditions applicable to options granted under the Company's 2009 Stock Plan (the "2009 Plan") and the applicable stock option agreement. You will vest 25% of the shares subject to the option on the date that is 12 months after your start date, and the balance will vest in equal monthly installments over the next 36 months, subject to your continuous service to the Company through each vesting date, as described in your applicable stock option agreement. The exercise price per share of the option will be equal to the fair market value per share on the grant date, as determined by the Board in good faith compliance with applicable guidance in order to avoid having the option be treated as deferred compensation under Section 409A of the Internal Revenue Code of
1986, as amended. There is no guarantee that the Internal Revenue Service will agree with this value.

In addition, following your start date, we will recommend to the Board that you be granted restricted stock units covering 400,000 shares of the Company's common stock (the "RSUs"). The RSUs will be subject to the terms and conditions applicable to restricted stock units granted under the 2009 Plan and the applicable restricted stock unit agreement. You will vest 25% of the RSUs on the one year anniversary of the 1st or 16th day of the month immediately following your start date and 1/16th of the RSUs on quarterly vesting dates thereafter, subject to your continuous service to the Company through each vesting date, as described in the applicable restricted stock unit agreement.

The option and RSU awards described above are subject to the approval of the
Board, and these promises to recommend such approval are not promises of compensation and are not intended to create any obligation on the part of the
Company. You should consult with your own tax advisor concerning the tax risks associated with accepting an option to purchase the Company's common stock or an award of RSUs.

4.     Change of Control and Severance Benefits. Subject to the approval of the Board, you will be eligible to enter into a Change of Control and Severance Agreement (the
"Severance Agreement") applicable to you based on your senior position within the
Company. The Severance Agreement will specify the severance payments and benefits you would be entitled to in connection with a change of control transaction and certain terminations of employment. These protections will supersede all other severance or other benefits you would otherwise be entitled to under any plan, program or policy that the Company may have in effect from time to time.

5.     Confidential Information and Invention Assignment Agreement. Like all
Company employees, you will be required, as a condition of your employment with the Company, to sign the Company's enclosed standard Confidential Information and
Invention Assignment Agreement (the "Confidentiality Agreement").

6.     Employment Relationship. Your employment with the Company will be for no specific period of time and is "at will," meaning that either you or the Company may terminate your employment at any time and for any reason, without prior notice and with or without cause. Any contrary representations which may have been made to you are superseded by this offer. This is the full and complete agreement between you and the Company on this term. Further, your participation in any equity-based or benefit program is not to be regarded as assuring you of continuing employment for any particular period of time. Although your job duties, title, compensation and benefits, as well as the Company's personnel policies and procedures, may change from time to time, the "at will" nature of your employment may only be changed in an express written agreement signed by you and the Company's Chief Executive
Officer.

7.     Outside Activities. While you render services to the Company, you agree that you will not engage in any other employment, consulting or other business activity without the written consent of the Company. In addition, while you render services to the company, you will not assist any person or entity in competing with the Company, in preparing to compete with the Company or in hiring any employees or consultants of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company.

8.     Withholding Taxes. All forms of compensation referred to in this letter are subject to applicable withholding and payroll taxes.

9.     Authorization to Work. Please note that because of employer regulations adopted in the Immigration Reform and Control Act of 1986, at the time of joining, you must have authorization to work for Square in the United States. You should present documentation demonstrating that you have authorization to work for Square in the
United States on the first day of your new position, but no later than within three (3)
days of starting your new position. If you have questions about this requirement, which applies to U.S. citizens and non-U.S. citizens alike, you may contact our personnel office.

10.     Arbitration. You and the Company shall submit to mandatory and exclusive binding arbitration of any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be governed by the Federal Arbitration Act and conducted through the American
Arbitration Association in the State of California, San Francisco County, before a single neutral arbitrator, in accordance with the National Rules for the Resolution of
Employment Disputes of the American Arbitration Association in effect at that time.
The parties may conduct only essential discovery prior to the hearing, as defined by the AAA arbitrator. The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based. You shall bear only those costs of arbitration you would otherwise bear had you brought a claim covered by this Agreement in court. Judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11.     Background Check. The Company may conduct an employment verification of criminal, education, and employment background. This offer can be rescinded based upon data received in the verification.

12.     Entire Agreement. This letter, along the Confidentiality Agreement, the Severance
Agreement, and the 2009 Plan and your equity award agreement(s) thereunder, constitute the entire agreement between you and the Company regarding the subject matters discussed herein, and they supersede and replace any prior understandings or agreements, whether oral, written or implied, between you and the Company regarding the matters described in this letter.

If you wish to accept this offer, please sign and date both the enclosed duplicate original of this letter and the enclosed Confidential Information and Invention Assignment Agreement and return them to me. As required, by law, your employment with the Company is also contingent upon your providing legal proof of your identity and authorization to work in the United States. This offer, if not accepted, will expire at the close of business on 10/06/2015.

We look forward to having you join us no later than 10/19/2015

Very truly yours,

Square, Inc.

By:	Accepted and agreed:

/s/ Aditya K. Roy	/s/ Jackie Reses
(Signature)	(Signature)

ADITYA K. ROY	JACKIE RESES
Name

People Lead	10/6/2015
Title	Date

10/19/2015
Anticipated Start Date